Exhibit 10.03
POLARIS INC.

FIRST AMENDMENT TO
MASTER NOTE PURCHASE AGREEMENT

Dated as of May 26, 2020
To the Holders of the Notes
of Polaris Inc.

Ladies and Gentlemen:

Reference is made to the Master Note Purchase Agreement, dated as of July 2, 2018, by and among Polaris Inc. (formerly known as Polaris Industries Inc.), a Minnesota corporation (the “Company”), and the Purchasers listed in Schedule A attached thereto (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Existing Note Purchase Agreement”), pursuant to which the Company issued its $350,000,000 4.23% Senior Notes, Series 2018, due July 3, 2028 (as may be amended, restated, supplemented or otherwise modified from time to time, collectively, the “Notes”). You are referred to herein individually as a “Holder” and collectively as the “Holders.” The Existing Note Purchase Agreement, as modified by this First Amendment to Master Note Purchase Agreement (this “Amendment Agreement”) and as may be further amended, restated, supplemented or otherwise modified from time to time, is referred to herein as the “Note Purchase Agreement”. Capitalized terms used and not otherwise defined herein have the meanings ascribed to them in the Existing Note Purchase Agreement.
In consideration of the premises and for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Company and the undersigned Holders agree as follows:
1.AMENDMENTS TO EXISTING NOTE PURCHASE AGREEMENT
Subject to the terms and conditions contained herein and in reliance on the representations and warranties of the Company contained herein, effective upon satisfaction of the conditions precedent contained in Section 3 below, the Existing Note Purchase Agreement is hereby amended as set forth below in this Section 1 (such amendments, collectively, the “Amendments”).
1.1 Section 1.4 of the Existing Note Purchase Agreement is hereby amended and restated to read as follows:
        1.4 Additional Interest.
        If the Leverage Ratio exceeds 3.00 to 1.00 as of the date of any fiscal quarter end pursuant to the terms of Section 10.1, as evidenced by an Officer’s Certificate delivered pursuant to Section 7.2(a), the interest rate payable on the Notes shall be increased by (i)

0.25% for any period that the Leverage Ratio exceeds 3.00 to 1.00 but is less than or equal to 3.50 to 1.00, (ii) 0.75% for any period that the Leverage Ratio exceeds 3.50 to 1.00 but is less than or equal to 4.00 to 1.00 and (iii) 1.25% for any period that the Leverage Ratio exceeds 4.00 to 1.00 (collectively clauses (i), (ii) and (iii), the “Incremental Interest”) for a period of time determined as follows: (a) such Incremental Interest shall begin to accrue on the first day of the fiscal quarter following the fiscal quarter in respect of which such Officer’s Certificate was delivered, and (b) shall continue to accrue until the Company has provided an Officer’s Certificate pursuant to Section 7.2(a) demonstrating that, as of the last day of the fiscal quarter in respect of which such Officer’s Certificate is delivered, the Leverage Ratio is not more than 3.00 to 1.00, and in the event such Officer’s Certificate is delivered, the Incremental Interest shall cease to accrue on the last day of the fiscal quarter in respect of which such Officer’s Certificate is delivered. For the avoidance of doubt, (i) if an Officer’s Certificate is not delivered on the day it is due in accordance with Section 7.2(a), then Incremental Interest shall accrue and be determined as if the Leverage Ratio exceeds 4.00 to 1.00 as of the last day of the fiscal quarter in respect of which such Officer’s Certificate was due and such Incremental Interest shall continue to accrue at such rate until the next date of determination for the following period, and (ii) in no event shall the Incremental Interest for any period exceed 1.25%.
1.2 The Existing Note Purchase Agreement is hereby amended by adding the following new Section 8A immediately following Section 8 to read as follows:
8A. DEBT ISSUANCE AND ASSET SALE PREPAYMENT OFFERS.
        (a)  Notice of Debt Issuance or Asset Sale — During the Covenant Relief Period or at any time while any of the 2020 Incremental Term Loans (as defined in the Credit Agreement as in effect on the First Amendment Effective Date) remain outstanding, the Company shall, no later than the consummation date of such Debt Issuance or Asset Sale, give written notice of the consummation of a Debt Issuance or Asset Sale to each holder of the Notes. Such notice shall contain and constitute an offer (the “First Offer”) to prepay Notes as described in clause (b) of this Section 8A and shall be accompanied by the certificate described in clause (f) of this Section 8A. Notwithstanding the foregoing, if the Company notifies the holders of the Notes in writing prior to the consummation date for an Asset Sale that the Company or the applicable Subsidiary expects to use the Net Cash Proceeds resulting from such Asset Sale to acquire, replace or rebuild property (excluding inventory) to be used in the business of the Company or the applicable Subsidiary, then no prepayment offer shall be required hereunder; provided, that to the extent any such Net Cash Proceeds of such Asset Sale have not been used as contemplated above within 180 days after such Asset Sale is consummated, a prepayment offer shall be required hereunder at the end of such period in an amount equal to such unreinvested Net Cash Proceeds; provided, further, that the Company shall not be permitted to make elections to use Net Cash Proceeds to acquire (or replace or rebuild) property (excluding inventory) in excess of (i) $5,000,000 if resulting from an individual Asset Sale or (ii) $25,000,000 if resulting from all Asset Sales, taken together, during the Covenant Relief Period.
        (b) Offer to Prepay Notes — The First Offer shall be an offer to prepay, an amount equal to 100% of the Net Cash Proceeds and in accordance with, and subject to,

this Section 8A, the Notes held by each holder (in this case only, “holder” in respect of any Note registered in the name of a nominee for a disclosed beneficial owner shall mean such beneficial owner) on a pro rata basis when taken together with the Funded Debt outstanding under the Credit Agreement then being prepaid on a date specified in such offer (the “First Offer Prepayment Date”). Such date shall be not less than 15 days and not more than 30 days after the date of such offer.
        (c) Acceptance; Rejection — A holder of Notes may accept the First Offer by causing a notice of such acceptance to be delivered to the Company on or before the date specified in the officer’s certificate delivered pursuant to clause (f) of this Section 8A (the “First Offer Response Date”). A failure by a holder of Notes to respond to the First Offer within such time period shall be deemed to constitute rejection of such First Offer by such holder.
        (d) Second Offer to Prepay Notes — If a holder of any Note rejects (or is deemed to reject) the First Offer in full or in part with respect to such Note (the aggregate amount rejected by all such holders, the “Second Offer Amount”), the Company shall, within 2 Business Days after the First Offer Response Date, give written notice thereof to each holder of a Note that accepted the First Offer in full with respect to such Note, which notice shall contain and constitute an offer to prepay (the “Second Offer”), in accordance with and subject to this Section 8A, the Notes held by such holder (in this case only, “holder” in respect of any Note registered in the name of a nominee for a disclosed beneficial owner shall mean such beneficial owner) in an amount equal to such holder’s Second Offer Ratable Portion on a date specified in such offer (the “Second Offer Prepayment Date”), which date shall be not less than 15 days and not more than 30 days after the date of such offer. The Second Offer shall be accompanied by the certificate described in clause (f) of this Section 8A. Such holder may accept the Second Offer by causing a notice of such acceptance to be delivered to the Company on or before the date specified in the officer’s certificate delivered pursuant to clause (f) of this Section 8A (the “Second Offer Response Date”). A failure by such holder to respond to the Second Offer within such time period shall be deemed to constitute a rejection of such offer by such holder. For purposes of this clause (d), “Second Offer Ratable Portion” means, with respect to each holder of a Note that accepted the applicable First Offer in full, an amount equal to (a) the Second Offer Amount multiplied by (b) a fraction, the numerator of which is the outstanding principal amount of such holder’s Notes and the denominator of which is the aggregate principal amount of all Notes of the holders that accepted the applicable First Offer in full in accordance with the terms of clause (c) above, in each case determined immediately prior to the application of any Net Cash Proceeds in respect of such First Offer.
        (e)  Prepayment — Prepayment of the Notes to be prepaid pursuant to this Section 8A shall be at 100% of the principal amount of such Notes so prepaid, together with interest on such Notes accrued to the date of prepayment, and shall not require the payment of any Make-Whole Amount.
        (f)  Officer’s Certificate — Each First Offer and Second Offer shall be accompanied by a certificate, executed by a Senior Financial Officer of the Company and dated the date of such offer, specifying: (i) the First Offer Prepayment Date or Second Offer Prepayment Date, as applicable, (ii) that such offer is made pursuant to this Section

8A, (iii) the principal amount of each Note offered to be prepaid and, evidence reasonably acceptable to the holders of the Notes of the determination of any amount required to be paid under the Credit Agreement, (iv) the interest that would be due on each Note offered to be prepaid, accrued to the First Offer Prepayment Date or Second Offer Prepayment Date, as applicable, (v) that the conditions of this Section 8A have been fulfilled, (vi) with respect to the First Offer, in reasonable detail, the nature and date or proposed date of the Debt Issuance or Asset Sale and (vii) the date by which any holder of a Note that wishes to accept such First Offer or Second Offer, as applicable, must deliver notice thereof to the Company, which date shall not be less than 10 days and not more than 15 days after the holder’s receipt of such certificate.
        (g) Other Prepayment — The Company shall, within 5 Business Days after the Second Offer Prepayment Date, prepay the 2020 Incremental Term Loans (as defined in the Credit Agreement as in effect on the First Amendment Effective Date) then outstanding in an amount equal to the portion of the Second Offer Amount rejected (or deemed rejected) by the holders of the Notes.
1.3 Section 10.1 of the Existing Note Purchase Agreement is hereby amended and restated to read as follows:
        10.1  Leverage Ratio.
        The Company will not permit the Leverage Ratio (a) as of the last day of each fiscal quarter of the Company ending on or before March 31, 2020, to be more than 3.50 to 1.00, (b) as of the last day of each fiscal quarter of the Company ending after March 31, 2020 and on or before March 31, 2021, to be more than 4.75 to 1.00 and (c) as of the last day of each fiscal quarter of the Company ending after March 31, 2021, to be more than 3.50 to 1.00; provided that, after the fiscal quarter of the Company ending March 31, 2021 and upon notice by the Company to the holders of Notes, as of the last day of each of the four consecutive fiscal quarters beginning with and including the fiscal quarter in which a Qualified Acquisition is consummated (each such period, an “Elevated Leverage Period”), the Leverage Ratio may be greater than 3.50 to 1.00, but in no event greater than 4.00 to 1.00; provided that it is understood and agreed that (i) the Company may not permit the Leverage Ratio to be more than 3.50 to 1.00 after the fiscal quarter of the Company ending March 31, 2021 until there has been at least two complete fiscal quarters since the last Elevated Leverage Period ended; (ii) there shall not be more than three Elevated Leverage Periods during the term of this Agreement and the Notes; and (iii) if the Leverage Ratio, as of the last day of any fiscal quarter of the Company exceeds 3.00 to 1.00, the Company shall pay Incremental Interest to the extent required by Section 1.4.
1.4 Section 10.2 of the Existing Note Purchase Agreement is hereby amended and restated to read as follows:
        10.2  Interest Coverage Ratio.
        The Company will not permit the Interest Coverage Ratio (a) as of the last day of each fiscal quarter of the Company ending on or before March 31, 2020, to be less than 3.00 to 1.00, (b) as of the last day of each fiscal quarter of the Company ending after

March 31, 2020 and on or before March 31, 2021, to be less than 2.25 to 1.00 and (c) as of the last day of each fiscal quarter of the Company ending after March 31, 2021, to be less than 3.00 to 1.00.
1.5 Section 10.3 of the Existing Note Purchase Agreement is hereby amended and restated to read as follows:
        10.3  Priority Debt.
        The Company will not permit Priority Debt at any time to exceed 20% of Consolidated Net Worth as of the end of the most recently completed fiscal quarter of the Company; provided, however, during the Covenant Relief Period, no Priority Debt shall be incurred or shall be permitted to be outstanding other than Priority Debt outstanding on the First Amendment Effective Date and any refinancing thereof, so long as such refinancing does not result in an increase in the aggregate principal amount of the Priority Debt being refinanced, and the terms and conditions of such refinancing are not, taken as a whole, more favorable to the creditors thereunder than those set forth in the agreements and documents evidencing the Priority Debt being refinanced.
1.6 Section 10.10 of the Existing Note Purchase Agreement is hereby amended by adding “(whether paid in cash or otherwise)” immediately after “restricted payments” therein.
1.7 Section 10 of the Existing Note Purchase Agreement is hereby amended by adding the following new Section 10.11 to read as follows:
        10.11 Repurchases of Equity Interests.
        During the Covenant Relief Period, the Company will not, and will not permit any Subsidiary to, repurchase any of its Equity Interests, other than (a)(i) repurchases or redemptions of Equity Interests in connection with the exercise of stock options or restricted stock awards if such Equity Interests represent all or a portion of the exercise price thereof or (ii) any repurchases deemed to occur upon the withholding of a portion of such Equity Interests issued to directors, officers or employees of the Company under any stock option plan or other benefit plan or agreement for directors, officers and employees of the Company and its Subsidiaries to cover withholding tax obligations of such Persons in respect of such issuances and (b) any repurchases after March 31, 2021; provided, that no such repurchases under clause (b) shall be made unless (i) the Leverage Ratio is less than 3.50 to 1.00 after giving pro forma effect thereto (with the understanding that such pro forma adjustments shall be made using Funded Debt outstanding as of such repurchase date after giving effect to such repurchase and EBITDA for the Company’s then most-recently ended four (4) fiscal quarters for which financial statements have been provided under Section 7.1(a) or 7.1(b)) and (ii) the Interest Coverage Ratio as of March 31, 2021 is not less than 3.00 to 1.00.
1.8 Section 10 of the Existing Note Purchase Agreement is hereby amended by adding the following new Section 10.12 to read as follows:
        10.12 Restricted Payments.

        During the Covenant Relief Period, the Company will not declare or make, directly or indirectly, any Restricted Payment other than (a) regularly scheduled and declared Restricted Payments consistent with past practice; provided, that (i) on or prior to March 31, 2021, no such Restricted Payment under clause (a) shall be declared unless the Leverage Ratio is less than 4.25 to 1.00 after giving pro forma effect thereto (with the understanding that such pro forma adjustments shall be made using Funded Debt outstanding as of such date after giving effect to such Restricted Payment and EBITDA for the Company’s then most-recently ended four (4) fiscal quarters for which financial statements have been provided under Section 7.1(a) or 7.1(b)) and (ii) after March 31, 2021, no such Restricted Payment under clause (a) shall be declared unless (A) the Leverage Ratio is less than 3.50 to 1.00 after giving pro forma effect thereto (with the understanding that such pro forma adjustments shall be made using Funded Debt outstanding as of such date after giving effect to such Restricted Payment and EBITDA for the Company’s then most-recently ended four (4) fiscal quarters for which financial statements have been provided under Section 7.1(a) or 7.1(b)) and (B) the Interest Coverage Ratio as of March 31, 2021 is not less than 3.00 to 1.00, or (b) (i) repurchases or redemptions of Equity Interests in connection with the exercise of stock options or restricted stock awards if such Equity Interests represent all or a portion of the exercise price thereof or (ii) any Restricted Payments deemed to occur upon the withholding of a portion of such Equity Interests issued to directors, officers or employees of the Company under any stock option plan or other benefit plan or agreement for directors, officers and employees of the Company and its Subsidiaries to cover withholding tax obligations of such Persons in respect of such issuances.
1.9 Section 11(c) of the Existing Note Purchase Agreement is hereby amended and restated to read as follows:
        (c) the Company defaults in the performance of or compliance with any term contained in Section 7.1(d), Sections 10.1 through 10.9, Section 10.11 or Section 10.12; or
1.10 Section 18(a) of the Existing Note Purchase Agreement is hereby amended and restated to read as follows:
        (a) by electronic mail or telecopy if the sender on the same day posts a notice on DebtX or any other recognized internet or intranet website to which notices are generally provided to the holders of debt of the Company,
1.11 Schedule B of the Existing Note Purchase Agreement is hereby amended by inserting the following new defined terms in their appropriate alphabetical order to read as follows:
        “Asset Sale” means (a) the sale, lease, transfer, or other voluntary disposition (in one transaction or in a series of related transactions, and whether effected pursuant to a division or otherwise) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith; provided, that those sales, leases, transfers, or other dispositions described in clauses (a) through (e) of Section 10.6 shall not constitute

Asset Sales for purposes hereof and (b) any transaction that constitutes an “Asset Sale” under the Credit Agreement.
        “Covenant Relief Period” means the period beginning on the Fourth Amendment Effective Date and continuing through and until the earlier of the date on which the Company delivers evidence to the holders that: (a) (i) the Company has a Leverage Ratio of not more than 3.50 to 1.00 and an Interest Coverage Ratio of not less than 3.00 to 1.00, in each case. as of March 31, 2021 or (ii) the Company is in compliance with Section 10.1 and Section 10.2 for the fiscal quarter of the Company ended June 30, 2021 and (b) on such date no Event of Default has occurred or is continuing.
        “Debt Issuance” means, with respect to the Company or any Subsidiary thereof, the incurrence, issuance, offering or placement of Indebtedness for borrowed money by such Person, including, without limitation, the incurrence of pro rata and B term loans and Indebtedness under revolving credit facilities, and the incurrence of Indebtedness evidenced by bonds, debentures, notes or other similar instruments (including convertible notes and bonds); provided, however, that Indebtedness incurred or available under the following shall not constitute a Debt Issuance, with the understanding that (x) no refinancing referenced in the following may result in an increase in the aggregate principal amount of the Indebtedness being refinanced (other than by the amount of any premiums or fees paid, interest, and the fees and expenses incurred in connection therewith) and (y) Indebtedness being so refinanced must be retired substantially concurrently with the incurrence of the refinancing Indebtedness: (i) intercompany Indebtedness between the Company and a Subsidiary or between two Subsidiaries; (ii) cash management, letter of credit, factoring, surety bonds, local credit facilities or lines of credit for the benefit of foreign Subsidiaries or overdraft facilities; (iii) issuances of commercial paper, (iv) purchase money Indebtedness or equipment financings, (v) extensions of credit under the Revolving Commitments (as defined in the Credit Agreement as in effect on the First Amendment Effective Date), (vi) other Indebtedness not constituting Priority Debt in an aggregate principal amount not to exceed $25,000,000 and (vii) any refinancings of any Indebtedness incurred or available under clauses (ii) and (iv) above subject to the limitations set forth above.
        “First Amendment Effective Date” means May 26, 2020.
        “First Offer” is defined in Section 8A(a).
        “First Offer Prepayment Date” is defined in Section 8A(b).
        “First Offer Response Date” is defined in Section 8A(c).
“Net Cash Proceeds” means:
        (a) with respect to any Debt Issuance, the excess, if any, of (i) cash proceeds received by the Company or applicable Subsidiary thereof in connection therewith over (ii) the sum of (A) reasonable and customary underwriting discounts, fees and commissions, (B) other fees and expenses incurred by the Company or the applicable Subsidiary in connection therewith, and (C) the amount of all taxes paid (or reasonably estimated to be payable) in connection therewith; and
        (b) with respect to any Asset Sale, the excess, if any, of (i) cash proceeds received by the Company or applicable Subsidiary thereof in connection therewith over (ii) the sum of (A) the amount of all Indebtedness, if any, that is secured by the property being sold, transferred or assigned and that is required to be repaid as a result of such sale, transfer or assignment, (B) other reasonable and customary fees and expenses incurred by the Company or applicable Subsidiary in connection therewith, (C) all reasonable and customary fees and out-of-pocket expenses paid to third parties in connection with such Asset Sale, and (D) the amount of all taxes paid (or reasonably estimated to be payable) in connection therewith.
        “Restricted Payment” means any dividend or other distribution (to be paid in cash) with respect to any capital stock or other Equity Interest of any Person or any of its Subsidiaries, or any payment (to be paid in cash), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to any Person’s stockholders, partners or members (or the equivalent of any thereof), or any option, warrant or other right to acquire any such dividend or other distribution or payment.
 “Second Offer” is defined in Section 8A(d).
“Second Offer Amount” is defined in Section 8A(d).
        “Second Offer Prepayment Date” is defined in Section 8A(d).
“Second Offer Response Date” is defined in Section 8A(d).
“Second Offer Ratable Portion” is defined in Section 8A(d).
2.REPRESENTATIONS AND WARRANTIES
To induce the Holders to enter into this Amendment Agreement and to consent to the Amendments, the Company represents and warrants to each of the Holders that as of the date hereof and as of the Amendment Effective Date:
2.1 No Default or Event of Default. No event has occurred and no condition exists that, as of the date hereof or as of the Amendment Effective Date, would constitute a Default or Event of Default.
2.2 Organization; Power and Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Amendment Agreement and to perform the provisions hereof.
2.3 Authorization, etc. This Amendment Agreement and the Existing Note Purchase Agreement as amended hereby have been duly authorized by all necessary corporate action on the part of the Company, and each of this Agreement and the Existing Note Purchase Agreement as amended hereby constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, fraudulent transfer, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
2.4 Compliance with Laws, Other Instruments, etc. The execution, delivery and performance by the Company of this Amendment Agreement will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.
2.5 Governmental Authorizations, Etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Amendment Agreement.
2.6 Disclosure. This Amendment Agreement and the documents, certificates or other writings delivered to the Holders by or on behalf of the Company in connection herewith, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the documents, certificates or other writings delivered to the Holders by or on behalf of the Company.
2.7 No Fees. Except for the (a) amendment fees expressly set forth in each of the Credit Agreement Amendment and the 2010 Note Purchase Agreement Amendment (each as defined below) and (b) arranger fees being paid to U.S. Bank National Association in connection with the Credit Agreement Amendment and the 2010 Note Purchase Agreement Amendment, neither the Company nor any of its Affiliates is paying any fee or giving any other consideration for the execution and delivery of any amendment and/or waiver to any other agreement or instrument evidencing any Indebtedness, including but not limited to the Credit Agreement, to which either the Company or any such Affiliate is a party which are similar to this Amendment Agreement.

2.8 Representations and Warranties of the Company in the Existing Note Purchase Agreement. The representations and warranties contained in Section 5 of the Existing Note Purchase Agreement are true and correct on the date hereof as if made on such date, except (a) to the extent that any of such representations or warranties were specifically made as of an earlier date, in which case the applicable such representation or warranty was true and correct in all material respects as of such earlier date and (b) that references therein to “this Agreement” shall mean the Existing Note Purchase Agreement as amended hereby.
3.AMENDMENT EFFECTIVE DATE
The Amendments shall become effective as of the date on which each of the following conditions precedent has been satisfied in full (the “Amendment Effective Date”):
3.1 Execution and Delivery of the Amendment Agreement. The Holders of all of the aggregate principal amount of the Notes outstanding shall have executed and delivered this Amendment Agreement and the Holders shall have received a counterpart of this Amendment Agreement duly executed and delivered by the Company.
3.2 Representations and Warranties True. The representations and warranties set forth in Section 2 hereof shall be true and correct on and as of the Amendment Effective Date.
3.3 Amendment to Credit Agreement. The Company shall have delivered to the Holders a complete executed copy of that certain Amendment No. 1 to Fourth Amended and Restated Credit Agreement, dated as of the date hereof (the “Credit Agreement Amendment”), by and among the Company, certain of the Company’s Affiliates party thereto, U.S. Bank National Association, acting as administrative agent, and the lenders party thereto, such amendment to be in form and substance reasonably satisfactory to the Required Holders, and the conditions to the effectiveness thereof shall have been satisfied or waived.
3.4 Amendment to 2010 Note Purchase Agreement. The Company shall have delivered to the Holders a complete executed and dated copy of that certain Fourth Amendment to Master Note Purchase Agreement, dated as of the date hereof (the “2010 Note Purchase Agreement Amendment”), by and among the Company and each of the Persons signatory thereto, such amendment to be in form and substance reasonably satisfactory to the Required Holders, and the conditions to the effectiveness thereof shall have been satisfied or waived.
3.5 Officer’s Certificate. The Company shall have delivered to the Holders an Officer’s Certificate, dated as of the date hereof, certifying as to the type and the amount of Priority Debt outstanding as of March 31, 2020, in form and substance reasonably satisfactory to the Holders.
3.6 Amendment Fee. Each Holder shall have received payment of an amendment fee of 0.10% of the principal amount of the outstanding Notes held by such Holder.
3.7 Fees and Expenses. The Company shall have paid all reasonable fees, costs and expenses of counsel to the Holders incurred in connection with the preparation and delivery of this Amendment Agreement, and any other documents prepared in connection herewith and the transactions contemplated hereby.

3.8 Consent and Reaffirmation by Subsidiary Guarantors. The Subsidiary Guarantors shall have executed and delivered a counterpart to the Consent and Reaffirmation in the form attached hereto.
3.9 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Amendment Agreement and all documents and instruments incidental to such transactions shall be satisfactory to the Holders and their special counsel, and the Holders and their special counsel shall have received all such counterpart originals or certified or other copies of such documents as the Holders or such special counsel may reasonably request.
4.MISCELLANEOUS
4.1 Fees and Expenses. The Company agrees to pay and reimburse the Holders for all of their reasonable, costs and expenses (including reasonable attorneys’ fees of a special counsel and, if reasonably required by the Required Holders, local or other counsel) incurred in connection with the preparation and delivery of this Amendment Agreement, and any other documents prepared in connection herewith and the transactions contemplated hereby, whether or not the Amendments become effective.
4.2 Continuing Effect; No Other Amendments or Consents; Confirmation.
(a) Except as expressly provided herein, all of the terms and provisions of the Existing Note Purchase Agreement are and shall remain in full force and effect. The amendments provided for herein are limited to the specific subsections of the Existing Note Purchase Agreement as specified herein and shall not constitute a consent, waiver or amendment of, or an indication of the Required Holders’ willingness to consent to any action requiring consent under any other provisions of the Existing Note Purchase Agreement or the same subsection for any other date or time period. On and after the Amendment Effective Date, each reference in the Note Purchase Agreement and in other documents describing or referencing the Note Purchase Agreement to the “Agreement,” “Note Purchase Agreement,” “hereunder,” “hereof,” “herein,” or words of like import referring to the Note Purchase Agreement, and each reference in the other documents to “Note Purchase Agreement,” “thereunder,” “thereof” or words of like import referring to the Note Purchase Agreement, shall mean and be a reference to the Existing Note Purchase Agreement as amended hereby.
(b) This Amendment Agreement shall not extinguish the obligations outstanding under the Note Purchase Agreement or any other document, agreement or instrument executed and/or delivered in connection therewith. Nothing herein contained shall be construed as a substitution or novation of the obligations outstanding under the Note Purchase Agreement or any other document, agreement or instrument executed and/or delivered in connection therewith, which shall remain in full force and effect, except to any extent modified hereby or by instruments executed concurrently herewith. Nothing implied in this Amendment Agreement, the Note Purchase Agreement or any other document, agreement or instrument executed and/or delivered in connection therewith or in any other document contemplated hereby or thereby shall be construed as a release or other discharge of the Company from any of its obligations and liabilities as the “Company” under the Note Purchase Agreement or any other document, agreement or instrument executed and/or delivered in connection therewith. Each of the Note Purchase Agreement and any other document, agreement or instrument executed and/or delivered in connection therewith shall remain in full force and effect, until (as applicable) and except to any extent modified hereby or in connection herewith.
(c) The Company hereby expressly acknowledges the terms of this Amendment Agreement and reaffirms, confirms and ratifies, as of the date hereof, the obligations pursuant to the Note Purchase Agreement and any other document, agreement or instrument executed and/or delivered in connection therewith, which, in each case, shall continue in full force and effect and shall extend to and include the liabilities and obligations hereunder. The execution of this Amendment Agreement shall not operate as a waiver of any right, power or remedy of the Holders, constitute a waiver of any provision of the Note Purchase Agreement and any other document, agreement or instrument executed and/or delivered in connection therewith or serve to effect a novation of the obligations under the Note Purchase Agreement and any other document, agreement or instrument executed and/or delivered in connection therewith.
4.3 Binding Effect. All covenants and other agreements contained in this Amendment Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.
4.4 Governing Law. THIS AMENDMENT AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHT OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK, EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.
4.5 Jurisdiction; Waiver of Jury Trial.
(a) The Company irrevocably submits to the non exclusive jurisdiction of any New York state or Federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Amendment Agreement. To the fullest extent permitted by applicable law, the Company irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.
(b) THE PARTIES HERETO WAIVE TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS AMENDMENT AGREEMENT, THE NOTES OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THEREWITH.
4.6 Counterparts. This Amendment Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.
4.7 E-Signature. The parties to this Amendment Agreement agree to electronic contracting and signatures with respect to this Amendment Agreement and the other documents executed in connection herewith. Delivery of an electronic signature to, or a signed copy of, this Amendment Agreement and such other documents by facsimile, email or other electronic transmission shall be fully binding on the parties to the same extent as the delivery of the signed originals and shall be admissible into evidence for all purposes. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Amendment Agreement and the other documents shall be deemed to include electronic signatures, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
4.8 Release. The matters set forth in this Amendment Agreement have been agreed to by the undersigned Holders as an accommodation to the Company. In consideration of such accommodation, and acknowledging that the Holders will be specifically relying on the following provisions as a material inducement in entering into this Amendment Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company, on behalf of itself and each of its Subsidiaries and Affiliates, and all of the successors and assigns of each of the foregoing (collectively, the “Releasors”), hereby completely, voluntarily, knowingly, unconditionally and irrevocably releases and forever discharges each of the Holders and their respective agents, partners, servants, employees, directors, officers, attorneys, accountants, consultants, advisors, professionals, principals, trustees, representatives, receivers, trustees, affiliates, subsidiaries and shareholders, each affiliate of the foregoing and all of their respective predecessors, successors and assigns (collectively, the “Releasees”), from any and all claims, actions, suits, damages, losses, obligations, remedies, causes of action, and other liabilities, including, without limitation, any so-called “lender liability” claims or defenses (collectively, “Claims”), whether arising in contract or in tort and whether at law or in equity, whether known or unknown, suspected or claimed, matured or contingent, liquidated or unliquidated, which any of the Releasors ever had, now has or hereinafter can, shall or may have against any of the Releasees for, upon or by reason of any matter, cause or thing whatsoever that shall have occurred on or prior to the date of this Amendment Agreement, in any way concerning, relating to, or arising from (a) the Note Purchase Agreement, the Notes, any of the other agreements, documents, or instruments executed and delivered in connection therewith, or any of the obligations thereunder, (b) the financial condition, business operations, business plans, prospects or creditworthiness of the Company and its Subsidiaries, and/or (c) the negotiation, documentation and execution of this Amendment Agreement and any documents relating hereto. This release shall be and remain in full force and effect notwithstanding the discovery by any Releasor after the date hereof (w) of any new or additional claim against any Releasee, (x) of any new or additional facts in any way relating to the subject matter of this release, (y) that any fact relied upon by it was incorrect or (z) that any representation made by any Releasee was untrue. The Company, on behalf of itself and the other Releasors, acknowledges and agrees that this release is intended to, and does, fully, finally and forever release all matters described in this Section 4.8, notwithstanding the existence or discovery of any such new or additional Claims or facts, incorrect facts, misunderstanding of law or misrepresentation. The Company, on behalf of itself and the other Releasors, covenants and agrees not to, commence, voluntarily aid in any way, prosecute or cause to be commenced or prosecuted against any of the Releasees any action or other proceeding based upon any of the Claims released hereby. Notwithstanding the foregoing, in no event shall the foregoing be interpreted, construed or otherwise deemed as an admission or suggestion by the Holders of any wrongdoing or liability owed to the Company or any other Person. The Company, on behalf of itself and the other Releasors, understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release. The Company, on behalf of itself and the other Releasors, hereby acknowledges that they collectively have been advised by legal counsel of the meaning and consequences of this release.
[Signature Pages Follow]

IN WITNESS WHEREOF, the Company and the Holders have caused this Amendment Agreement to be executed and delivered by their respective officer or officers thereunto duly authorized.
POLARIS INC.

By: /s/ John G. Springer
Name: John G. Springer
Title: Chief Tax Officer

Signature Page to First Amendment to 2018 Note Purchase Agreement

HOLDERS:
THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By: /s/ Anna Sabiston
Vice President

COMPANION LIFE INSURANCE COMPANY

By: Prudential Private Placement Investors, L.P.
(as Investment Advisor)

By: Prudential Private Placement Investors, Inc.
(as its General Partner)

        By: /s/ Anna Sabiston
         Vice President

MUTUAL OF OMAHA INSURANCE COMPANY

By: Prudential Private Placement Investors, L.P.
(as Investment Advisor)

By: Prudential Private Placement Investors, Inc.
(as its General Partner)

        By: /s/ Anna Sabiston
         Vice President

UNITED OF OMAHA LIFE INSURANCE COMPANY

By: Prudential Private Placement Investors, L.P.
(as Investment Advisor)

By: Prudential Private Placement Investors, Inc.
(as its General Partner)

        By: /s/ Anna Sabiston
         Vice President
Signature Page to First Amendment to 2018 Note Purchase Agreement

PRUDENTIAL RETIREMENT INSURANCE AND ANNUITY COMPANY

By: PGIM, Inc., as Investment Manager

By: /s/ Anna Sabiston
Vice President

THE GIBRALTAR LIFE INSURANCE CO., LTD.

By:  Prudential Investment Management Japan Co., Ltd.,
as Investment Manager

By:  PGIM, Inc., as Sub-Adviser

By: /s/ Anna Sabiston
Vice President

PENSIONSKASSE DES BUNDES PUBLICA

By: PGIM Private Capital Limited, as Investment Manager

        By: /s/ Tolgar Sirvanci
         Director

Signature Page to First Amendment to 2018 Note Purchase Agreement

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY
By: Barings, LLC, as Investment Adviser

By: /s/ Patrick M. Manseau
Name: Patrick M. Manseau
Title: Managing Director

MASSMUTUAL ASIA LIMITED
By: Barings, LLC, as Investment Adviser

By: /s/ Patrick M. Manseau
Name: Patrick M. Manseau
Title: Managing Director

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY
By: Barings, LLC, as Investment Adviser

By: /s/ Patrick M. Manseau
Name: Patrick M. Manseau
Title: Managing Director

Signature Page to First Amendment to 2018 Note Purchase Agreement

METROPOLITAN LIFE INSURANCE COMPANY
By:       MetLife Investment Management, LLC, Its Investment Manager

BRIGHTHOUSE LIFE INSURANCE COMPANY
By:       MetLife Investment Management, LLC, Its Investment Manager

BRIGHTHOUSE LIFE INSURANCE COMPANY OF NY
By:       MetLife Investment Management, LLC, Its Investment Manager

TRANSATLANTIC REINSURANCE COMPANY
By:       MetLife Investment Management, LLC, Its Investment Manager
RSUI Indemnity Company
By:       MetLife Investment Management, LLC, Its Investment Manager

EMPLOYERS REASSURANCE CORPORATION
By:       MetLife Investment Management, LLC, Its Investment Adviser

ZURICH AMERICAN INSURANCE COMPANY
By:       MetLife Investment Management, LLC, Its Investment Manager

FARMERS NEW WORLD LIFE INSURANCE COMPANY
By:       MetLife Investment Management, LLC, Its Investment Manager

PENSION AND SAVINGS COMMITTEE, ON BEHALF OF THE ZURICH AMERICAN INSURANCE COMPANY MASTER RETIREMENT TRUST
By:       MetLife Investment Management, LLC, Its Investment Manager

BRIGHTHOUSE REINSURANCE COMPANY OF DELAWARE
By:       MetLife Investment Management, LLC, Its Investment Manager

METLIFE INSURANCE K.K.
By:       MetLife Investment Management, LLC, its investment manager

By: /s/ John Wills
Name: John Wills
Title: Authorized Signatory

Signature Page to First Amendment to 2018 Note Purchase Agreement

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
By: Allianz Global Investors U.S. LLC,
As the authorized signatory and investment manager

By: /s/ Lawrence Halliday
Name: Lawrence Halliday
Title: Managing Director

Signature Page to First Amendment to 2018 Note Purchase Agreement

VOYA RETIREMENT INSURANCE AND ANNUITY COMPANY
RELIASTAR LIFE INSURANCE COMPANY
RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK
By: Voya Investment Management LLC, as Agent

By: /s/ Justin Stach
Name: Justin Stach
Title: Senior Vice President

VOYA INSURANCE AND ANNUITY COMPANY
UNITED TECHNOLOGIES CORPORATION EMPLOYEE SAVINGS PLAN MASTER TRUST
UNITED INSURANCE COMPANY OF AMERICA
RESERVE NATIONAL INSURANCE COMPANY
By: Voya Investment Management Co. LLC, as Agent

By: /s/ Justin Stach
Name: Justin Stach
Title: Senior Vice President

Signature Page to First Amendment to 2018 Note Purchase Agreement

CONSENT AND REAFFIRMATION
Dated as of May 26, 2020
Each of the undersigned (collectively, the “Subsidiary Guarantors”) hereby (i) acknowledges receipt of a copy of the First Amendment to Master Note Purchase Agreement, dated as of the date hereof (the “Amendment Agreement”), (ii) consents to the execution and delivery thereof by the Company, (iii) agrees to be bound thereby, (iv) affirms that nothing contained therein shall modify in any respect whatsoever its guaranty of the obligations of the Company to the Holders pursuant to the terms of that certain Subsidiary Guaranty, dated as of May 2, 2011 (as amended, the “Subsidiary Guaranty”), and (v) reaffirms that the Subsidiary Guaranty is and shall continue to remain in full force and effect. Although each of the Subsidiary Guarantors has been informed of the matters set forth herein and in the Amendment Agreement and has acknowledged and agreed to same, such Subsidiary Guarantors understand that the Holders have no obligation to inform any of the Subsidiary Guarantors of such matters in the future or to seek any of the Subsidiary Guarantors’ acknowledgment or agreement to future amendments or waivers, and nothing herein shall create such a duty. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Amendment Agreement.
This Consent and Reaffirmation shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the state of New York, excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than such state.
[Signature Pages Follow]

        IN WITNESS WHEREOF the Subsidiary Guarantors have caused this Consent and Reaffirmation to be executed and delivered by their respective officer or officers thereunto duly authorized.
POLARIS ACCEPTANCE INC.
POLARIS INDUSTRIES INC. [DE]
POLARIS SALES INC.
TETON OUTFITTERS, LLC
POLARIS BOATS LLC
HIGHWATER MARINE LLC
PONTOON BOAT, LLC

By: /s/ John G. Springer
Name: John G. Springer
Title: Vice President and Assistant Treasurer

TAP AUTOMOTIVE HOLDINGS, LLC

By: /s/ Michael Speetzen
Name: Michael Speetzen
Title: Executive Vice President and Treasurer

NORTH 54 INSURANCE, INC.

By: /s/ John G. Springer
Name: John G. Springer
Title: Vice President and Treasurer

POLARIS SALES EUROPE INC.

By: /s/ John G. Springer
Name: John G. Springer
Title: Vice President and Assistant Treasurer

INDIAN MOTORCYCLE COMPANY
INDIAN MOTORCYCLE INTERNATIONAL, LLC
INDIAN MOTORCYCLE USA LLC

By: /s/ John G. Springer
Name: John G. Springer
Title: Assistant Treasurer